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Exhibit 21.1   Subsidiaries of Insmed Incorporated

Subsidiaries of Insmed Incorporated

Name of Subsidiary                   Jurisdiction of Incorporation/Organization
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Insmed Pharmaceuticals, Inc.         Virginia
Celtrix Pharmaceuticals, Inc.        Delaware

Subsidiaries of Insmed Pharmaceuticals, Inc.

Name of Subsidiary                   Jurisdiction of Incorporation/Organization
------------------                   ------------------------------------------

Insmed Diagnostics, Inc.             Delaware

Subsidiaries of Celtrix Pharmaceuticals, Inc.

Name of Subsidiary                   Jurisdiction of Incorporation/Organization
------------------                   ------------------------------------------

Baltimore Biotech, Inc.              Maryland
Biogrowth, Inc.                      California
Celtrix Newco, Ltd.                  a Bermuda "exempted" company